UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 7/10/2014

STEPAN COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-4462

Delaware	36-1823834
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093

(Address of principal executive offices, including zip code)

(847)446-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2014, Stepan Company (“Stepan”) entered into an Amended and Restated Credit Agreement among the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and J.P. Morgan Securities LLC, as sole bookrunner and sole lead arranger (the “Amended Agreement”). The Amended Agreement amends and restates Stepan’s $125.0 million multi-currency revolving credit agreement, dated as of September 20, 2012 (the “2012 Agreement”).

The Amended Agreement maintains the commitment of $125.0 million. It is a 5-year committed facility, which Stepan may draw on as needed to finance certain acquisitions, working capital and for general corporate purposes, and extends the maturity date of the 2012 Agreement from September 20, 2017 to July 10, 2019. As compared to the 2012 Agreement, the Amended Agreement also adjusts pricing as set forth below.

Loans under the Amended Agreement may be incurred, at the discretion of Stepan, with terms to maturity of 1 to 180 days. Stepan may choose interest rate options, including (1) LIBOR applicable to each currency plus spreads ranging from 0.975 percent to 1.525 percent, depending on Stepan’s leverage ratio or (2) the prime rate plus zero percent to 0.525 percent, depending on the leverage ratio. The Amended Agreement requires Stepan to pay a facility fee ranging from 0.150 percent to 0.350 percent, which also depends on the leverage ratio. The Amended Agreement requires the maintenance of certain financial ratios and compliance with certain other covenants that are similar to Stepan’s existing debt agreements, including net worth, interest coverage and leverage financial covenants and limitations on restricted payments, indebtedness and liens. The Amended Agreement increases Stepan’s minimum consolidated net worth from $275.0 million to $325.0 million. The Amended Agreement includes customary events of default consistent with the 2012 Agreement.

The foregoing description of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item  2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement dated July 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

Date: July 11, 2014	By:	/s/ Kathleen Sherlock
Kathleen Sherlock
Assistant Secretary

Exhibit Index

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement dated July 10, 2014